EXHIBIT 10.1

AMENDMENT TO EMERITUS AGREEMENT
This Amendment, effective as of January 1, 2021 (this “Amendment”), amends the Emeritus Agreement, dated as of December 20, 2019 (the “Emeritus Agreement”), between Tiptree Inc. (the “Company”) and Arif Inayatullah (“Inayatullah” and together with the Company, the “Parties”). Unless context requires otherwise, capitalized terms used herein but not defined herein shall have the meanings given to them in the Original Emeritus Agreement.
WHEREAS, pursuant to paragraph 6 of the Emeritus Agreement, the Emeritus Agreement may only be amended by a written instrument executed by each of the Parties; and
WHEREAS, pursuant to paragraph 5 of the Emeritus Agreement, the term of the Emeritus Agreement expires on December 31, 2020 and the Parties desire to extend the term of the Emeritus Agreement to December 31, 2021.
NOW, THEREFORE, in consideration of the mutual promises and agreements made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Emeritus Agreement as follows:
Section 1.Amendment.
(a)Paragraph 5 of the Emeritus Agreement is hereby amended to amend and restate in full with the following:
This Agreement shall be effective from January 1, 2021 until December 31, 2021.
Section 2.Continuance of Emeritus Agreement; Binding Effect; Governing Law. All provisions of the Emeritus Agreement, as amended hereby, shall remain in full force and effect and unchanged, except as provided herein. From and after the date hereof, all references to the Emeritus Agreement shall refer to the Emeritus Agreement, as amended by this Amendment. If any provision of this Amendment conflicts with the Emeritus Agreement, the provisions of this Amendment shall control. This Amendment is binding upon and shall inure to the benefit of the Parties, and their respective successors and permitted assigns. Except to the extent preempted by federal law, this Amendment shall be construed in accordance with the laws of the state of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the state of New York, without regard to the conflicts of laws provisions of New York or any other jurisdiction.
Section 3.Waivers. No term or provision of this Amendment may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.
Section 4.Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the parties hereto. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, .pdf or other electronic means shall be as effective as delivery of a manually executed counterpart of this Amendment.
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment effective as of January 1, 2021.

TIPTREE INC.

By: /s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer

/s/ Arif Inayatullah
By: Arif Inayatullah